CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
August 2, 2007

STARWOOD REPORTS STRONG SECOND QUARTER 2007 RESULTS
WHITE PLAINS, NY, August 2, 2007 – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported strong second quarter 2007 financial results.
Second Quarter 2007 Highlights
▪	Excluding special items, EPS from continuing operations was $0.82 compared to $0.74 for the second quarter of 2006. Including special items, EPS from continuing operations was $0.67 compared to $3.01 in the second quarter of 2006. Special items in 2006 net to a $511 million benefit, or $2.27 per share primarily due to significant one-time income tax benefits realized in connection with the sale of 33 hotels to Host Hotels & Resorts (“Host”) during the period.

▪	Worldwide System-wide REVPAR for Same-Store Hotels increased 8.4% compared to the second quarter of 2006. System-wide REVPAR for Same-Store Hotels in North America increased 5.0%.

▪	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 10.4%. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 6.1%.

▪	Margins at Starwood branded Same-Store Owned Hotels Worldwide and in North America improved 148 and 77 basis points, respectively, as compared to the second quarter of 2006.

▪	Management and franchise revenues increased 13.8% when compared to 2006.

▪	Reported revenues from vacation ownership and residential sales increased 17.1% when compared to 2006. Strong increases in revenues from vacation ownership sales were partially offset by a decline in residential sales.

▪	Excluding special items, income from continuing operations was $178 million compared to $169 million in the same period of 2006. Net income, including special items, was $145 million compared to $680 million in the second quarter of 2006.

▪	Total Company Adjusted EBITDA was $362 million when compared to $332 million in 2006.

▪	During the second quarter, the Company repurchased 6.8 million shares at a cost of $471 million.

▪	The Company signed 33 hotel management and franchise contracts in the quarter representing approximately 7,000 rooms.
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2007 of $0.67 compared to $3.01 in the second quarter of 2006. Special items in 2007 net to a charge of $0.15 per share and primarily relate to accelerated depreciation of fixed assets at the Sheraton Bal Harbour which is being demolished and converted into a St. Regis hotel with residences and fractional units. Special items in 2006 net to a benefit of $2.27 per share primarily due to significant one-time income tax benefits realized in connection with the sale of 33 hotels to Host during the period. Excluding special items, EPS from continuing operations was $0.82 for the second quarter of 2007 compared to $0.74 in the second quarter of 2006. Excluding special items, the effective income tax rate in the second quarter of 2007 was 24.1% and benefited from the Company recognizing foreign tax credits generated in prior years.
Income from continuing operations was $145 million in the second quarter of 2007 compared to $680 million in 2006. Excluding special items, which net to a $33 million charge in 2007 and a $511 million credit in 2006, income from continuing operations was $178 million for the second quarter of 2007 compared to $169 million in 2006. The Company’s earnings before special items during the second quarter of 2007 benefited from $27 million (pre tax) or $22 million (after tax) of earnings from an unconsolidated joint venture that sold several hotels during the quarter. In the second quarter of 2006, the Company recognized earnings before special items of $22 million from sales of hotels in unconsolidated joint ventures. The gains in 2006 had no related tax expense due to the utilization of capital loss carry-forwards.
Net income was $145 million and EPS was $0.67 in the second quarter of 2007 compared to net income of $680 million and EPS of $3.01 in the second quarter of 2006.
“Starwood’s strong second quarter results are indicative of our globally diversified revenue streams, with worldwide System-wide REVPAR up 8.4%, fueled by our international business where REVPAR grew by 13.1%,” said Chairman and Interim CEO Bruce Duncan in a statement. “Our pipeline now consists of approximately 105,000 rooms, of which over 70% are in the upper upscale and luxury segments and approximately half are outside of North America. We remain committed to returning cash to shareholders and bought back $471 million of our stock in the quarter.”
Operating Results
Second Quarter Ended June 30, 2007
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 8.4% compared to the second quarter of 2006 including 15.7% in Africa & the Middle East, 12.8% in Europe, 12.8% in Asia Pacific, 9.8% in Latin America and 5.0% in North America. Worldwide System-wide REVPAR for Same-Store Hotels by brand was: Le Méridien 15.7%, St. Regis/Luxury Collection 10.7%, Four Points by Sheraton 9.6%, W Hotels 8.5%, Sheraton 7.3% and Westin 6.5%.

Management fees, franchise fees and other income were $196 million, up $22 million, or 12.6%, from the second quarter of 2006. Management fees grew 12.8% to $106 million and franchise fees grew 19.4% to $37 million. Base management fees increased 16.1% and incentive fees increased 6.3%. Incentive fees in 2006 included the recognition of previously deferred incentive fees. Approximately 50% of the Company’s management and franchise fees are generated in markets outside of North America.
During the second quarter of 2007, the Company signed 33 hotel management and franchise contracts (representing approximately 7,000 rooms: 9 Four Points by Sheraton, 8 alofts, 5 Westins, 3 Sheratons, 3 St. Regis hotels, 2 Le Méridiens, 2 Elements and 1 W Hotel). Of the hotels signed in the quarter, 31 were new builds and 2 were conversions from other brands.
At June 30, 2007, the Company had approximately 440 hotels in the active pipeline representing 105,000 rooms, driven by strong interest in all Starwood brands. Of these rooms, over 70% are in the upper upscale/luxury segment, half are outside of North America, and 60% represent management contracts.
During the second quarter of 2007, 26 new hotels and resorts (representing approximately 7,800 rooms) entered the system, including the Sheraton New Delhi Hotel (New Delhi, India, 220 rooms), The Westin Guangzhou (Guangzhou, China, 448 rooms), and the Sheraton Cable Beach Resort (Nassau, Bahamas, 694 rooms). Six properties (representing approximately 1,700 rooms) were removed from the system during the quarter. The Company expects to open more than 80 hotels (representing approximately 20,000 rooms) in 2007 and is targeting signing approximately 200 hotel management and franchise contracts in 2007.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 10.4%. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 6.1%. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 10.3% excluding the impact of foreign exchange, and as reported, in US dollars, branded Same-Store Owned Hotel REVPAR increased 17.7%.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 8.9% while costs and expenses increased 6.7% when compared to 2006. Margins at these hotels increased 148 basis points.
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 4.9% while costs and expenses increased 3.7% when compared to 2006. Margins at these hotels increased 77 basis points.
Revenues at owned, leased and consolidated joint venture hotels were $634 million when compared to $674 million in 2006. Revenues and operating income were impacted by the sale or closure of 44 hotels since the beginning of the second quarter of 2006. These hotels had $5 million of revenues and $5 million of expenses (before depreciation) in 2007 as compared to $81 million of revenues and $60 million of expenses (before depreciation) in the same quarter of 2006.

Vacation Ownership
Total vacation ownership reported revenues increased 40.3% to $268 million when compared to 2006 due primarily to the timing of the recognition of deferred revenues under percentage of completion accounting for projects under construction. Originated contract sales of vacation ownership intervals increased 2.7% with strong growth in sales in the Company’s open projects offset by a decline at the Westin Kierland Villas in Scottsdale, Arizona where the inventory is sold out. The average price per vacation ownership unit sold increased 0.8% to approximately $26,000, and the number of contracts signed increased 1.7% when compared to 2006. We expect originated sales growth to accelerate in the second half of the year.
During the second quarter of 2007, the Company was actively selling vacation ownership interests at 15 resorts and is also in the predevelopment phase of new fractional or vacation ownership resorts in Arizona, California, Colorado, Hawaii, Mexico and Aruba.
While the Company continues to expect strong growth in originated sales of vacation ownership products in 2008, the Company has experienced some delays in the entitlement and construction approval process at its newest projects in Maui and Aruba. As a result, the Company now expects its percentage-of-completion on these projects in 2008 to be lower than originally anticipated, which will negatively impact its reported earnings from vacation ownership next year. The project in Aruba has now received the appropriate approvals, and construction and sales will begin later this year. The Company expects construction and sales for its next Maui project to begin in the second half of 2008.
Residential
During the second quarter of 2007, residential revenues decreased to approximately $6 million from $43 million in the prior year as our existing residential inventory is substantially sold out. The St. Regis Museum Tower in San Francisco sold out in the first half of 2006 and the St. Regis New York has only a few units remaining in inventory.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 7.4% to $130 million compared to the second quarter of 2006. The increase is due to investments in our global development capability and costs associated with the launch of the Company’s new brands and initiatives.
Asset Sales
During the second quarter of 2007, the Company sold three wholly-owned hotels for cash proceeds of approximately $42 million. In addition, the Company received proceeds of $69 million related to the sale of several hotels by four unconsolidated joint ventures.
Capital
Gross capital spending during the quarter included approximately $53 million in renovations of hotel assets including construction capital at the new aloft and Element hotels under construction in Lexington, MA, the W Los Angeles in Westwood, CA, and the W San Francisco in San Francisco, CA. Investment spending on gross vacation ownership interest (“VOI”) inventory was $82 million, which was offset by cost of sales of $64 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas North in Maui, the Westin Princeville Resort in Kauai, the Westin Lagunamar Resort in Cancun, and the Westin St. John Resort and Villas in the Virgin Islands.
Share Repurchase
During the second quarter of 2007, the Company repurchased 6.8 million shares at a total cost of approximately $471 million. At June 30, 2007, approximately $701 million remained available under the Company’s previously approved share repurchase authorization. Starwood had approximately 210 million shares outstanding (including partnership units) at June 30, 2007.
Balance Sheet
At June 30, 2007, the Company had total debt of $3.032 billion and cash and cash equivalents (including $293 million of restricted cash) of $567 million, or net debt of $2.465 billion, compared to net debt of $2.113 billion at the end of 2006.
At June 30, 2007, debt was approximately 35% fixed rate and 65% floating rate and its weighted average maturity was 4.5 years with a weighted average interest rate of 6.9%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $2.151 billion. Availability under domestic and international revolving credit facilities, not including cash and cash equivalents, was $1.584 billion. On June 29, 2007 the Company closed on new unsecured bank loans totaling $1 billion, with $500 million maturing in each of June 2009 and June 2010. The proceeds from these new loans were used to repay outstanding balances under the Company’s revolving credit facility.
Results for the Six Months Ended June 30, 2007
EPS from continuing operations decreased to $1.23 compared to $3.34 in 2006. Excluding special items, EPS from continuing operations was $1.30 compared to $1.15 in 2006. Excluding special items, income from continuing operations was $282 million compared to $260 million in 2006. Net income was $267 million and EPS was $1.23 compared to $685 million and $3.02, respectively, in 2006. Total Company Adjusted EBITDA, which was impacted by the sale of 49 hotels since the beginning of 2006, was $647 million compared to $598 million in 2006.
Outlook
For the full year 2007:
▪	Adjusting for the asset sales included in previous guidance, Adjusted EBITDA is expected to be approximately $1.384 billion, assuming:
▪	REVPAR growth at Same-Store Company Operated Hotels worldwide of 8% to 10%

▪	REVPAR growth at branded Same-Store Owned Hotels in North America of 7% to 8% and EBITDA growth of 10% to 12% with margin improvement of approximately 100 basis points

▪	Growth from management and franchise revenues of approximately 18% to 20%

▪	An increase in operating income from our vacation ownership and residential business of $45 to $55 million (including gains on sale of vacation ownership notes receivable)
▪	Income from continuing operations, before special items, is expected to be approximately $597 million reflecting an effective tax rate of approximately 31%.

▪	EPS before special items is expected to be approximately $2.78

▪	Full year capital expenditures (excluding timeshare inventory) would be approximately $650 million, including $300 million for maintenance, renovation and technology and $350 million for other growth initiatives, including the Bal Harbour project. Additionally, net capital expenditures for timeshare inventory would be approximately $150 million.

▪	Full year depreciation and amortization expense would be approximately $337 million

▪	Full year cash interest expense would be approximately $180 million and cash taxes of approximately $240 million.
For the three months ended September 30, 2007:
▪	Adjusted EBITDA is expected to be $340 million assuming:
▪	REVPAR growth at Same-Store Company Operated Hotels worldwide of 8% to 10%

▪	REVPAR growth at branded Same-Store Owned Hotels in North America of 5% to 7% and EBITDA growth of 0% to 5% with margin declines of 0 to 50 basis points. As expected, Same-Store Owned Hotels in North America are impacted by renovations at major hotels.

▪	Growth from management and franchise revenues of approximately 13% to 15%

▪	An increase in operating income from our vacation ownership and residential business of $0 to $5 million
▪	Income from continuing operations, before special items, is expected to be approximately $138 million reflecting an effective tax rate of approximately 33%.

▪	EPS before special items is expected to be approximately $0.65.

Special Items
The Company recorded net charges of $33 million (after-tax) for special items in the second quarter of 2007 compared to $511 million of net credits (after-tax) in the same period of 2006.
Special items in the second quarter of 2007 primarily relate to accelerated depreciation of fixed assets at the Sheraton Bal Harbour which is being demolished and converted into a St. Regis Hotel with residences and fractional units.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Six Months Ended
June 30,			June 30,
2007	2006		2007	2006
$178	$169	Income from continuing operations before special items	$282	$260

$0.82	$0.74	EPS before special items	$1.30	$1.15

		Special Items
(49)	(3)	Restructuring and other special charges, net (a)	(47)	(12)
—	—	Debt defeasance costs (b)	—	(37)
—	(7)	Debt extinguishment costs (c)	—	(7)
(8)	(6)	(Loss) gain on asset dispositions and impairments, net (d)	3	19

(57)	(16)	Total special items – pre-tax	(44)	(37)
25	8	Income tax benefit for special items (e)	27	16
(1)	496	Income tax (expense) benefits related to the transaction with Host(f)	3	496
—	23	Reserves and credits associated with tax matters (g)	—	22

(33)	511	Total special items – after-tax	(14)	497

$145	$680	Income from continuing operations	$268	$757

$0.67	$3.01	EPS including special items	$1.23	$3.34

(a)	During the three months ended June 30, 2007, the charge primarily relates to accelerated depreciation of fixed assets at the Sheraton Bal Harbour which is being demolished and converted into a St. Regis Hotel with residences and fractional units. The charge for the six months ended June 30, 2007 is partially offset by a $2 million refund of insurance premiums related to a retired executive. During 2006, primarily relates to transition costs in connection with the Le Méridien acquisition.

(b)	During the six months ended June 30, 2006, the Company completed two transactions whereby it was released from certain debt obligations that allowed Starwood to sell certain hotels that previously served as collateral for such debt. The Company incurred expenses totaling $37 million in connection with the early extinguishment of these debt obligations. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(c)	During the three months ended June 30, 2006 the Company incurred expenses of approximately $7 million related to the early extinguishment of $150 million of debentures issued by its former subsidiary, Sheraton Holding Corporation. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(d)	For the three months ended June 30, 2007, primarily reflects a $29 million loss on the sale of three hotels offset by a $15 million gain on the sale of assets in which the Company held minority interests and insurance proceeds of $6 million related to owned hotels damaged by hurricanes and floods in earlier years. The gain for the six months ended June 30, 2007 also includes an $11 million gain on the sale of one hotel. For the three months ended June 30, 2006, reflects impairment charges of $17 million related to a hotel which was later sold and the Sheraton hotel in Cancun which was damaged by a hurricane, offset in part by $6 million in insurance proceeds received by the Westin Cancun as reimbursement for property damage caused by the same hurricane and by a gain on the sale of a wholly owned hotel of $3 million. The gain for the six months ended June 30, 2006 also includes a $25 million gain primarily related to asset sales.

(e)	In 2006 and 2007, amounts represent taxes on special items at the Company’s incremental tax rate and the favorable impact of capital loss utilization.

(f)	Primarily relates to a deferred tax asset recognized on the deferred gain and other tax (expense) benefits realized in connection with the Host transaction.

(g)	Income tax benefit in the three and six months ended June 30, 2006 primarily relates to the reversal of tax reserves no longer deemed necessary as the related contingencies have been resolved.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. (EST) today at (719) 785-9447. The conference call will be available through simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 12:30 p.m. (EST) today through Thursday, August 9, 2007 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 8644749).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 890 properties in more than 100 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft (SM), and Element (SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Six Months Ended
June 30,				June 30,
						%
2007	2006	% Variance		2007	2006	Variance
			Revenues
$634	$674	(5.9)	Owned, leased and consolidated joint venture hotels	$1,193	$1,496	(20.3)
274	234	17.1	Vacation ownership and residential sales and services	506	428	18.2
196	174	12.6	Management fees, franchise fees and other income	388	306	26.8
468	423	10.6	Other revenues from managed and franchised properties (a)	916	716	27.9

1,572	1,505	4.5		3,003	2,946	1.9

			Costs and Expenses
461	492	6.3	Owned, leased and consolidated joint venture hotels	897	1,132	20.8
201	184	(9.2)	Vacation ownership and residential	380	349	(8.9)
130	121	(7.4)	Selling, general, administrative and other	246	227	(8.4)
49	3	n/m	Restructuring and other special charges, net	47	12	n/m
67	72	6.9	Depreciation	134	140	4.3
7	5	(40.0)	Amortization	13	10	(30.0)
468	423	(10.6)	Other expenses from managed and franchised properties (a)	916	716	(27.9)

1,383	1,300	(6.4)		2,633	2,586	(1.8)
189	205	(7.8)	Operating income	370	360	2.8
34	32	6.3	Equity earnings and gains and losses from unconsolidated ventures, net	46	38	21.1
(36)	(50)	28.0	Interest expense, net of interest income of $3, $3, $10 and $9	(68)	(147)	53.7
(8)	(6)	33.3	(Loss) gain on asset dispositions and impairments, net	3	19	(84.2)

179	181	(1.1)	Income from continuing operations before taxes and minority equity	351	270	30.0
(33)	501	n/m	Income tax (expense) benefit	(84)	487	n/m
(1)	(2)	50.0	Minority equity in net (income) loss	1	—	100.0

145	680	(78.7)	Income from continuing operations	268	757	(64.6)
			Discontinued Operations:
—	—	—	Net loss on dispositions	(1)	—	(100.0)
—	—	—	Cumulative effect of accounting change	—	(72)	100.0

$145	$680	(78.7)	Net income	$267	$685	(61.0)

			Earnings (Loss) Per Share – Basic
$0.69	$3.16	n/m	Continuing operations	$1.28	$3.51	n/m
—	—	—	Discontinued operations	—	—	—
—	—	—	Cumulative effect of accounting change	—	(0.33)	n/m

$0.69	$3.16	n/m	Net income	$1.28	$3.18	n/m

			Earnings (Loss) Per Share – Diluted
$0.67	$3.01	n/m	Continuing operations	$1.23	$3.34	n/m
—	—	—	Discontinued operations	—	—	—
—	—	—	Cumulative effect of accounting change	—	(0.32)	n/m

$0.67	$3.01	n/m	Net income	$1.23	$3.02	n/m

208	215		Weighted average number of Shares	209	215

216	226		Weighted average number of Shares assuming dilution	217	227

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	June 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$274	$183
Restricted cash	287	329
Accounts receivable, net of allowance for doubtful accounts of $64 and $49	564	593
Inventories	626	566
Prepaid expenses and other	170	139

Total current assets	1,921	1,810
Investments	445	436
Plant, property and equipment, net	3,787	3,831
Assets held for sale (a)	2	2
Goodwill and intangible assets, net	2,287	2,302
Deferred tax assets	586	518
Other assets (b)	433	381

	$9,461	$9,280

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c).	$100	$805
Accounts payable	184	179
Accrued expenses	929	955
Accrued salaries, wages and benefits	330	383
Accrued taxes and other	102	139

Total current liabilities	1,645	2,461
Long-term debt (c)	2,932	1,827
Deferred tax liabilities	31	31
Other liabilities	1,904	1,928

	6,512	6,247
Minority interest	24	25
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 209,829,801 and 213,484,439 shares at June 30, 2007 and December 31, 2006, respectively	2	2
Additional paid-in capital	1,876	2,286
Accumulated other comprehensive loss	(203)	(228)
Retained earnings	1,250	948

Total stockholders’ equity	2,925	3,008

	$9,461	$9,280

(a)	Reflects land that is held for sale.

(b)	Includes restricted cash of $6 million and $7 million at June 30, 2007 and December 31, 2006, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $454 million and $484 million at June 30, 2007 and December 31, 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Historical Data
(in millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2007	2006	Variance		2007	2006	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$145	$680	(78.7)	Net income	$267	$685	(61.0)
44	58	(24.1)	Interest expense(a)	87	166	(47.6)
33	(501)	n/m	Income tax expense (benefit)(b)	85	(487)	n/m
75	80	(6.3)	Depreciation(c)	149	156	(4.5)
8	6	33.3	Amortization (d)	15	13	15.4

305	323	(5.6)	EBITDA	603	533	13.1
8	6	33.3	Loss (gain) on asset dispositions and impairments, net	(3)	(19)	(84.2)
49	3	n/m	Restructuring and other special charges, net	47	12	n/m
—	—	—	Cumulative effect of accounting change	—	72	n/m

$362	$332	9.0	Adjusted EBITDA	$647	$598	8.2

(a)	Includes $5 million and $5 million of interest expense related to unconsolidated joint ventures for the three months ended June 30, 2007 and 2006, respectively, and $9 million and $10 million for the six months ended June 30, 2007 and 2006, respectively.

(b)	Includes $1 million and $0 of tax expense recorded in discontinued operations the six months ended June 30, 2007 and 2006, respectively.

(c)	Includes $8 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2007 and 2006, respectively, and $15 million and $16 million for the six months ended June 30, 2007 and 2006, respectively.

(d)	Includes $1 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2007 and 2006, respectively, and $2 million and $3 million for the six months ended June 30, 2007 and 2006, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Future Performance
(In millions)

Three Months Ended		Year Ended
September 30, 2007		December 31, 2007
$138	Net income	$583
47	Interest expense	180
68	Income tax expense	240
87	Depreciation and amortization	337

340	EBITDA	1,340
—	Gain on asset disposition and impairments, net	(3)
—	Restructuring and other special charges, net	47

$340	Adjusted EBITDA	$1,384

Three Months Ended		Year Ended
September 30, 2007		December 31, 2007
$138	Income from continuing operations	$583

$0.65	EPS	$2.71

	Special Items
—	Restructuring and other special charges, net	47
—	Gain on asset dispositions and impairments, net	(3)

—	Total special items – pre-tax	44
—	Income tax (benefit) expense on special items	(27)
—	Reserves and credits associated with tax matters	(3)

—	Total special items – after-tax	14

$138	Income from continuing operations excluding special items	$597

$0.65	EPS excluding special items	$2.78

Three Months Ended		Year Ended
September 30, 2006		December 31, 2006
$155	Net income	$1,043
50	Interest expense	263
17	Income tax expense (benefit)	(432)
89	Depreciation and amortization	342

311	EBITDA	1,216
18	Loss on asset disposition and impairments, net	3
(1)	Restructuring and other special (credits) charges, net	20
—	Cumulative effect of accounting change	70

$328	Adjusted EBITDA	$1,309

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels (1)			%
2007	2006	Variance	Worldwide	2007	2006	Variance
			Revenue
$558	$518	7.7	Same-Store Owned Hotels	$1,039	$964	7.7
5	81	(94.3)	Hotels Sold or Closed in 2007 and 2006 (49 hotels)	14	386	(96.3)
69	74	(6.3)	Hotels Without Comparable Results (9 hotels)	138	144	(3.7)
2	1	6.9	Other ancillary hotel operations	2	2	6.4

$634	$674	(6.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,193	$1,496	(20.3)

			Costs and Expenses
$401	$376	(6.6)	Same-Store Owned Hotels	$777	$730	(6.5)
5	60	92.4	Hotels Sold or Closed in 2007 and 2006 (49 hotels)	11	295	96.4
54	55	2.0	Hotels Without Comparable Results (9 hotels)	107	105	(2.2)
1	1	(8.7)	Other ancillary hotel operations	2	2	(8.3)

$461	$492	6.3	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$897	$1,132	20.7

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels
2007	2006	Variance	North America	2007	2006	% Variance
			Revenue
$349	$337	3.5	Same-Store Owned Hotels	$671	$638	5.1
5	59	(92.2)	Hotels Sold or Closed in 2007 and 2006 (40 hotels)	14	315	(95.5)
54	62	(11.6)	Hotels Without Comparable Results (6 hotels)	114	124	(8.4)

$408	$458	(10.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$799	$1,077	(25.9)

			Costs and Expenses
$253	$243	(4.1)	Same-Store Owned Hotels	$501	$478	(5.0)
4	46	(92.0)	Hotels Sold or Closed in 2007 and 2006 (40 hotels)	11	244	(95.7)
45	46	(4.0)	Hotels Without Comparable Results (6 hotels)	89	90	(0.9)

$302	$335	10.2	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$601	$812	25.9

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2007	2006	Variance	International	2007	2006	Variance
			Revenue
$209	$181	15.6	Same-Store Owned Hotels	$368	$326	12.8
—	22	(99.9)	Hotels Sold or Closed in 2007 and 2006 (9 hotels)	—	71	(99.9)
15	12	21.2	Hotels Without Comparable Results (3 hotels)	24	20	26.0
2	1	6.9	Other ancillary hotel operations	2	2	6.4

$226	$216	4.2	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$394	$419	(5.7)

			Costs and Expenses
$148	$133	(11.4)	Same-Store Owned Hotels	$276	$252	(9.3)
1	14	(93.7)	Hotels Sold or Closed in 2007 and 2006 (9 hotels)	—	51	(100.0)
9	9	9.0	Hotels Without Comparable Results (3 hotels)	18	15	21.0
1	1	8.7	Other ancillary hotel operations	2	2	8.3

$159	$157	(2.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses.	$296	$320	7.6

(1)	Same-Store Owned Hotel Results exclude 49 hotels sold or closed in 2007 and 2006 and 9 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30, 2007
UNAUDITED

	System Wide (1) - Worldwide			System Wide (1) - North America			System Wide (1) - International
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
TOTAL HOTELS
REVPAR ($)	124.28	114.62	8.4%	125.02	119.02	5.0%	123.36	109.09	13.1%
ADR ($)	172.81	160.45	7.7%	167.38	158.85	5.4%	180.26	162.70	10.8%
OCCUPANCY (%)	71.9%	71.4%	0.5	74.7%	74.9%	-0.2	68.4%	67.0%	1.4

SHERATON
REVPAR ($)	107.18	99.90	7.3%	110.69	105.80	4.6%	102.96	92.77	11.0%
ADR ($)	151.27	141.65	6.8%	149.47	142.05	5.2%	153.68	141.11	8.9%
OCCUPANCY (%)	70.9%	70.5%	0.4	74.1%	74.5%	-0.4	67.0%	65.7%	1.3

WESTIN
REVPAR ($)	145.37	136.45	6.5%	142.38	135.25	5.3%	155.64	140.53	10.8%
ADR ($)	194.04	182.50	6.3%	186.58	177.28	5.2%	221.84	202.03	9.8%
OCCUPANCY (%)	74.9%	74.8%	0.1	76.3%	76.3%	0.0	70.2%	69.6%	0.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	232.70	210.25	10.7%	202.93	201.44	0.7%	248.78	214.96	15.7%
ADR ($)	339.19	301.23	12.6%	293.00	278.70	5.1%	364.51	313.95	16.1%
OCCUPANCY (%)	68.6%	69.8%	-1.2	69.3%	72.3%	-3.0	68.3%	68.5%	-0.2

LE MERIDIEN
REVPAR ($)	136.80	118.26	15.7%	252.09	222.03	13.5%	129.85	112.01	15.9%
ADR ($)	191.90	171.25	12.1%	318.85	285.59	11.6%	183.36	163.43	12.2%
OCCUPANCY (%)	71.3%	69.1%	2.2	79.1%	77.7%	1.4	70.8%	68.5%	2.3

W
REVPAR ($)	238.31	219.67	8.5%	245.86	228.87	7.4%	166.16	131.76	26.1%
ADR ($)	302.51	280.67	7.8%	303.68	283.68	7.1%	286.80	238.69	20.2%
OCCUPANCY (%)	78.8%	78.3%	0.5	81.0%	80.7%	0.3	57.9%	55.2%	2.7

FOUR POINTS
REVPAR ($)	78.87	71.94	9.6%	77.72	72.71	6.9%	82.22	69.72	17.9%
ADR ($)	108.51	100.93	7.5%	105.47	100.33	5.1%	117.90	102.80	14.7%
OCCUPANCY (%)	72.7%	71.3%	1.4	73.7%	72.5%	1.2	69.7%	67.8%	1.9

OTHER
REVPAR ($)	108.66	114.90	-5.4%	108.66	114.90	-5.4%
ADR ($)	164.83	161.13	2.3%	164.83	161.13	2.3%
OCCUPANCY (%)	65.9%	71.3%	-5.4	65.9%	71.3%	-5.4

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30, 2007
UNAUDITED

	System Wide (1)			Company Operated (2)
	2007	2006	Var.	2007	2006	Var.
TOTAL WORLDWIDE
REVPAR ($)	124.28	114.62	8.4%	139.87	127.84	9.4%
ADR ($)	172.81	160.45	7.7%	191.72	177.93	7.8%
OCCUPANCY (%)	71.9%	71.4%	0.5	73.0%	71.8%	1.2

NORTH AMERICA
REVPAR ($)	125.02	119.02	5.0%	150.83	143.86	4.8%
ADR ($)	167.38	158.85	5.4%	196.99	187.21	5.2%
OCCUPANCY (%)	74.7%	74.9%	-0.2	76.6%	76.8%	-0.2

EUROPE
REVPAR ($)	162.38	143.96	12.8%	184.86	162.19	14.0%
ADR ($)	227.12	202.85	12.0%	249.26	221.89	12.3%
OCCUPANCY (%)	71.5%	71.0%	0.5	74.2%	73.1%	1.1

AFRICA & MIDDLE EAST
REVPAR ($)	115.32	99.67	15.7%	117.00	100.85	16.0%
ADR ($)	160.85	146.48	9.8%	161.70	146.60	10.3%
OCCUPANCY (%)	71.7%	68.0%	3.7	72.4%	68.8%	3.6

ASIA PACIFIC
REVPAR ($)	98.84	87.63	12.8%	94.30	81.27	16.0%
ADR ($)	150.69	137.30	9.8%	143.31	130.12	10.1%
OCCUPANCY (%)	65.6%	63.8%	1.8	65.8%	62.5%	3.3

LATIN AMERICA
REVPAR ($)	78.00	71.07	9.8%	84.02	76.23	10.2%
ADR ($)	128.22	115.12	11.4%	141.02	129.02	9.3%
OCCUPANCY (%)	60.8%	61.7%	-0.9	59.6%	59.1%	0.5

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended June 30, 2007
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
	72 Hotels			41 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	160.29	146.78	9.2%	155.52	148.35	4.8%	169.33	143.82	17.7%
ADR ($)	218.30	200.55	8.9%	205.89	194.04	6.1%	243.88	214.59	13.6%
OCCUPANCY (%)	73.4%	73.2%	0.2	75.5%	76.5%	-1.0	69.4%	67.0%	2.4

Total REVENUE	558,452	518,471	7.7%	349,523	337,671	3.5%	208,929	180,800	15.6%
Total EXPENSES	401,194	376,190	6.6%	253,154	243,294	4.1%	148,040	132,896	11.4%

	63 Hotels			32 Hotels			31 Hotels

BRANDED HOTELS
REVPAR ($)	165.72	150.14	10.4%	163.49	154.05	6.1%	169.33	143.82	17.7%
ADR ($)	223.30	204.58	9.2%	211.85	199.21	6.3%	243.88	214.59	13.6%
OCCUPANCY (%)	74.2%	73.4%	0.8	77.2%	77.3%	-0.1	69.4%	67.0%	2.4

Total REVENUE	521,981	479,316	8.9%	313,052	298,516	4.9%	208,929	180,800	15.6%
Total EXPENSES	369,385	346,273	6.7%	221,345	213,377	3.7%	148,040	132,896	11.4%

(1)	Hotel Results exclude 49 hotels sold and 9 hotels without comparable results during 2006 & 2007

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended June 30, 2007
UNAUDITED ($ millions)

	Worldwide
	2007	2006	Variance	% Variance
Management Fees:
Base Fees	72	62	10	16.1%
Incentive Fees	34	32	2	6.3%

Total Management Fees	106	94	12	12.8%

Franchise Fees	37	31	6	19.4%

Total Management & Franchise Fees	143	125	18	14.4%

Other Management & Franchise Revenues (1)	22	20	2	10.0%

Total Management & Franchise Revenues	165	145	20	13.8%

Other (2)	31	29	2	6.9%

Management Fees, Franchise Fees and Other Income	196	174	22	12.6%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $20 million in 2007 and $16 million in 2006 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Other includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.`
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended June 30, 2007
UNAUDITED ($ millions)

	2007	2006	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	191	186	2.7%
Other Sales and Services Revenues (2)	47	37	27.0%
Deferred Revenues — Percentage of Completion	30	(26)	n/m
Deferred Revenues — Other (3)	0	(6)	n/m

Vacation Ownership Sales and Services Revenues	268	191	40.3%
Residential Sales and Services Revenues	6	43	(86.0%)

Total Vacation Ownership & Residential Sales and Services Revenues	274	234	17.1%

Originated Sales Expenses (4) — Vacation Ownership Sales	121	124	2.4%
Other Expenses (5)	54	40	(35.0%)
Deferred Expenses — Percentage of Completion	15	(16)	n/m
Deferred Expenses — Other	8	4	(100.0%)

Vacation Ownership Expenses	198	152	(30.3%)
Residential Expenses	3	32	90.6%

Total Vacation Ownership & Residential Expenses	201	184	(9.2%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30, 2007
UNAUDITED

	System Wide (1) - Worldwide			System Wide (1) - North America			System Wide (1) - International
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
TOTAL HOTELS
REVPAR ($)	119.04	108.82	9.4%	118.80	112.60	5.5%	119.34	104.05	14.7%
ADR ($)	170.65	157.88	8.1%	165.85	157.45	5.3%	177.09	158.46	11.8%
OCCUPANCY (%)	69.8%	68.9%	0.9	71.6%	71.5%	0.1	67.4%	65.7%	1.7

SHERATON
REVPAR ($)	103.66	95.78	8.2%	104.13	98.88	5.3%	103.08	91.99	12.1%
ADR ($)	150.80	140.53	7.3%	147.11	139.83	5.2%	155.60	141.46	10.0%
OCCUPANCY (%)	68.7%	68.2%	0.5	70.8%	70.7%	0.1	66.2%	65.0%	1.2

WESTIN
REVPAR ($)	139.20	129.98	7.1%	138.31	130.98	5.6%	142.20	126.66	12.3%
ADR ($)	190.92	179.80	6.2%	185.87	176.83	5.1%	209.49	190.87	9.8%
OCCUPANCY (%)	72.9%	72.3%	0.6	74.4%	74.1%	0.3	67.9%	66.4%	1.5

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	218.94	195.76	11.8%	220.99	215.82	2.4%	217.80	184.62	18.0%
ADR ($)	329.24	290.43	13.4%	320.32	300.99	6.4%	334.53	283.96	17.8%
OCCUPANCY (%)	66.5%	67.4%	-0.9	69.0%	71.7%	-2.7	65.1%	65.0%	0.1

LE MERIDIEN
REVPAR ($)	136.80	118.26	15.7%	252.09	222.03	13.5%	129.85	112.01	15.9%
ADR ($)	191.90	171.25	12.1%	318.85	285.59	11.6%	183.36	163.43	12.2%
OCCUPANCY (%)	71.3%	69.1%	2.2	79.1%	77.7%	1.4	70.8%	68.5%	2.3

W
REVPAR ($)	216.31	199.52	8.4%	223.12	207.07	7.8%	151.27	127.39	18.7%
ADR ($)	288.02	268.85	7.1%	289.09	271.09	6.6%	273.71	238.29	14.9%
OCCUPANCY (%)	75.1%	74.2%	0.9	77.2%	76.4%	0.8	55.3%	53.5%	1.8

FOUR POINTS
REVPAR ($)	73.25	67.58	8.4%	70.74	67.03	5.5%	80.52	69.15	16.4%
ADR ($)	106.11	99.38	6.8%	102.52	98.14	4.5%	116.53	103.01	13.1%
OCCUPANCY (%)	69.0%	68.0%	1.0	69.0%	68.3%	0.7	69.1%	67.1%	2.0

OTHER
REVPAR ($)	93.24	100.13	-6.9%	93.24	100.13	-6.9%
ADR ($)	157.03	156.11	0.6%	157.03	156.11	0.6%
OCCUPANCY (%)	59.4%	64.1%	-4.7	59.4%	64.1%	-4.7

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30, 2007
UNAUDITED

	System Wide (1)			Company Operated (2)
	2007	2006	Var.	2007	2006	Var.
TOTAL WORLDWIDE
REVPAR ($)	119.04	108.82	9.4%	133.73	121.23	10.3%
ADR ($)	170.65	157.88	8.1%	188.61	174.54	8.1%
OCCUPANCY (%)	69.8%	68.9%	0.9	70.9%	69.5%	1.4
NORTH AMERICA
REVPAR ($)	118.80	112.60	5.5%	143.91	136.38	5.5%
ADR ($)	165.85	157.45	5.3%	194.74	185.37	5.1%
OCCUPANCY (%)	71.6%	71.5%	0.1	73.9%	73.6%	0.3
EUROPE
REVPAR ($)	141.60	122.73	15.4%	158.14	136.99	15.4%
ADR ($)	212.30	186.95	13.6%	230.66	202.86	13.7%
OCCUPANCY (%)	66.7%	65.6%	1.1	68.6%	67.5%	1.1

AFRICA & MIDDLE EAST
REVPAR ($)	121.99	104.29	17.0%	123.36	105.15	17.3%
ADR ($)	171.69	155.64	10.3%	172.76	155.88	10.8%
OCCUPANCY (%)	71.1%	67.0%	4.1	71.4%	67.5%	3.9

ASIA PACIFIC
REVPAR ($)	104.49	91.37	14.4%	98.94	84.35	17.3%
ADR ($)	155.39	140.21	10.8%	147.98	133.36	11.0%
OCCUPANCY (%)	67.2%	65.2%	2.0	66.9%	63.2%	3.7

LATIN AMERICA
REVPAR ($)	85.73	79.65	7.6%	93.60	86.16	8.6%
ADR ($)	134.64	122.68	9.7%	148.52	136.34	8.9%
OCCUPANCY (%)	63.7%	64.9%	-1.2	63.0%	63.2%	-0.2

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Six Months Ended June 30, 2007
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2007	2006	Var.	2007	2006	Var.	2007	2006	Var.
	72 Hotels			41 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	149.02	137.05	8.7%	147.44	139.65	5.6%	152.08	132.02	15.2%
ADR ($)	210.36	195.47	7.6%	204.20	194.45	5.0%	223.02	197.58	12.9%
OCCUPANCY (%)	70.8%	70.1%	0.7	72.2%	71.8%	0.4	68.2%	66.8%	1.4

Total REVENUE	1,038,625	964,158	7.7%	671,056	638,354	5.1%	367,569	325,804	12.8%
Total EXPENSES	777,675	730,250	6.5%	501,548	477,629	5.0%	276,127	252,621	9.3%

	63 Hotels			32 Hotels			31 Hotels

BRANDED HOTELS
REVPAR ($)	154.94	140.95	9.9%	156.66	146.36	7.0%	152.08	132.02	15.2%
ADR ($)	215.02	199.25	7.9%	210.60	200.17	5.2%	223.02	197.58	12.9%
OCCUPANCY (%)	72.1%	70.7%	1.4	74.4%	73.1%	1.3	68.2%	66.8%	1.4

Total REVENUE	973,503	894,329	8.9%	605,934	568,525	6.6%	367,569	325,804	12.8%
Total EXPENSES	717,290	671,304	6.9%	441,163	418,683	5.4%	276,127	252,621	9.3%

(1)	Hotel Results exclude 49 hotels sold and 9 hotels without comparable results during 2006 & 2007

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Six Months Ended June 30, 2007
UNAUDITED ($ millions)

	Worldwide
	2007	2006	Variance	% Variance
Management Fees:
Base Fees	134	104	30	28.8%
Incentive Fees	63	57	6	10.5%

Total Management Fees	197	161	36	22.4%

Franchise Fees	70	56	14	25.0%

Total Management & Franchise Fees	267	217	50	23.0%

Other Management & Franchise Revenues (1)	45	30	15	50.0%

Total Management & Franchise Revenues	312	247	65	26.3%

Other (2)	76	59	17	28.8%

Management Fees, Franchise Fees and Other Income	388	306	82	26.8%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $40 million in 2007 and $23 million in 2006 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	In 2007, Other includes $18 million of income earned from the Company’s carried interests in the Westin Boston Waterfront Hotel which was earned when the hotel was sold by its owners in January 2007. The remaining amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Six Months Ended June 30, 2007
UNAUDITED ($ millions)

	2007	2006	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	366	378	(3.2%)
Other Sales and Services Revenues (2)	91	70	30.0%
Deferred Revenues — Percentage of Completion	35	(90)	n/m
Deferred Revenues — Other (3)	4	(12)	n/m

Vacation Ownership Sales and Services Revenues	496	346	43.4%
Residential Sales and Services Revenues	10	82	(87.8%)

Total Vacation Ownership & Residential Sales and Services Revenues	506	428	18.2%

Originated Sales Expenses (4) — Vacation Ownership Sales	235	249	5.6%
Other Expenses (5)	103	79	(30.4%)
Deferred Expenses — Percentage of Completion	18	(47)	n/m
Deferred Expenses — Other	16	7	n/m

Vacation Ownership Expenses	372	288	(29.2%)
Residential Expenses	8	61	86.9%

Total Vacation Ownership & Residential Expenses	380	349	(8.9%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of June 30, 2007
UNAUDITED ($ millions)
Properties without comparable results in 2007:

Property	Location
W New Orleans — French Quarter	New Orleans, LA
W New Orleans	New Orleans, LA
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
St. Regis New York	New York, NY
Westin St. John Resort & Villas	St. John, Virgin Islands
The Westin Resort & Spa, Cancun	Cancun, Mexico
Sheraton Fiji	Nadi, Fiji
Westin Royal Denarau	Nadi, Fiji
Properties sold or closed in 2007 and 2006:

Property	Location
33 Hotels Sold to Host Hotels & Resorts	Various
Westin Hotel Long Beach	Long Beach, CA
Sheraton Suites San Diego	San Diego, CA
Sheraton Framingham Hotel	Framingham, MA
Westin Embassy Row, Washington D.C.	Washington, DC
Westin Atlanta North at Perimeter	Atlanta, GA
Sheraton Suites Key West	Key West, FL
Sheraton Colony Square	Atlanta, GA
Sheraton Colonial Hotel & Golf Club	Lynnfield, MA
Sheraton Universal Hotel	Universal City, CA
Sheraton Cancun Resort & Towers	Cancun, Mexico
Sheraton Inn Lexington	Lexington, MA
Sheraton Omaha Hotel	Omaha, NE
Westin Fort Lauderdale	Ft. Lauderdale, FL
Days Inn City Center	Portland, OR
Sheraton Nashua Hotel	Nashua, NH
Four Points by Sheraton Denver Cherry	Creek Denver, CO
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $293 million)	$567
Debt	$3,032
Revenues and Expenses Associated with Assets Sold or Closed in 2006 and 2007 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold in 2006:
2006
Revenues	$295	$71	$16	$2	$384
Expenses (excluding depreciation)	$227	$53	$12	$1	$293

Hotels Sold in 2007:
2007
Revenues	$9	$5	$—	$—	$14
Expenses (excluding depreciation)	$6	$5	$—	$—	$11

2006
Revenues	$10	$10	$9	$10	$39
Expenses (excluding depreciation)	$8	$7	$8	$8	$31

(1)	Results consist of 45 hotels sold in 2006, 4 hotels sold in 2007. There are no hotels classifed as held for sale at June 30, 2007. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2007 and 2006.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Six Months Ended June 30, 2007
UNAUDITED ($ millions)

	Q2	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	53	83
Corporate/IT	11	25

Subtotal	64	108

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	19	38
Net capital expenditures for inventory (1)	18	49

Subtotal	37	87

Development Capital	93	130

Total Capital Expenditures	194	325

(1)	Represents gross inventory capital expenditures of $82 and $167 in the three and six months ended June 30, 2007, respectively, less cost of sales of $64 and $118 in the three and six months ended June 30, 2007, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2007 Divisional Hotel Inventory Summary by Ownership by Brand
June 30, 2007

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	13	6,277	8	1,724	5	2,713	2	821	28	11,535
Westin	7	3,741	5	1,068	3	901	1	273	16	5,983
Four Points	5	943	—	—	—	—	1	630	6	1,573
W	9	3,178	—	—	—	—	—	—	9	3,178
Luxury Collection	1	647	7	828	1	181	—	—	9	1,656
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	9	2,308	—	—	—	—	—	—	9	2,308

Total Owned	47	17,762	21	3,781	9	3,795	4	1,724	81	27,062

Managed & UJV
Sheraton	46	29,051	74	22,081	14	2,749	49	17,097	183	70,978
Westin	48	26,420	14	3,705	—	—	15	5,831	77	35,956
Four Points	1	475	6	899	3	428	3	1,087	13	2,889
W	8	2,269	—	—	1	237	2	330	11	2,836
Luxury Collection	8	1,929	9	1,544	7	250	—	—	24	3,723
St. Regis	6	859	1	95	—	—	2	601	9	1,555
Le Meridien	5	763	70	16,849	1	130	23	5,915	99	23,657
Other	1	105	1	—	—	—	—	—	2	105

Total Managed & UJV	123	61,871	175	45,173	26	3,794	94	30,861	418	141,699

Franchised
Sheraton	142	43,165	29	7,461	5	1,655	16	6,335	192	58,616
Westin	38	13,360	3	1,135	3	598	5	1,226	49	16,319
Four Points	82	13,831	12	1,671	9	1,384	2	235	105	17,121
Luxury Collection	1	249	16	1,928	—	—	6	1,834	23	4,011
Le Meridien	4	1,343	11	3,890	1	213	4	2,392	20	7,838

Total Franchised	267	71,948	71	16,085	18	3,850	33	12,022	389	103,905

Systemwide
Sheraton	201	78,493	111	31,266	24	7,117	67	24,253	403	141,129
Westin	93	43,521	22	5,908	6	1,499	21	7,330	142	58,258
Four Points	88	15,249	18	2,570	12	1,812	6	1,952	124	21,583
W	17	5,447	—	—	1	237	2	330	20	6,014
Luxury Collection	10	2,825	32	4,300	8	431	6	1,834	56	9,390
St. Regis	9	1,527	2	256	—	—	2	601	13	2,384
Le Meridien	9	2,106	81	20,739	2	343	27	8,307	119	31,495
Other	10	2,413	1	—	—	—	—	—	11	2,413

Total Systemwide	437	151,581	267	65,039	53	11,439	131	44,607	888	272,666

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of June 30, 2007
UNAUDITED

	# Resorts			# of Units (1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed (3)	Development (4)	Capacity (5),(6)	Buildout

Sheraton	7	6	6	2,711	358	1,347	4,416
Westin	11	4	6	825	423	896	2,144
St. Regis	2	2	2	51	—	—	51
The Luxury Collection	1	—	—	—	7	5	12
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	24	15	14	3,711	788	2,249	6,748

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	26	16	15	3,909	788	2,289	6,986

Total Intervals Including UJV’s (7)				203,268	40,976	119,028	363,272

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales, and an announced new resort, The Luxury Collection Residence Club at The Phoenician.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.